Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Tripath Technology Inc. on Form S-1 Post-Effective Amendment No. 1 of our report dated November 23, 2005, relating to the consolidated financial statements of Tripath Technology Inc. and its subsidiary and our report dated November 23, 2005 relating to internal control over financial reporting, which is contained in the Registration Statement and Prospectus.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California

December 8, 2005